Exhibit 99.2

Investor Relations:
Derek Drysdale 816-854-4513 derek.drysdale@hrblock.com

Media Relations:
Gene King 816.854.4287 gene.king@hrblock.com

H&R Block CEO TO Present At Credit Suisse Global Services Conference

FOR RELEASE MAR 06, 2012

Bill Cobb, president and chief executive officer of H&R Block, Inc. (NYSE: HRB) will present at the Credit Suisse Global Services Conference in Scottsdale, Arizona on Monday, March 12, at 2:00 p.m. Eastern time.

The company will post the accompanying slide presentation on its investor relations Web site at www.hrblock.com before the New York Stock Exchange market open on Monday, March 12.

About H&R Block

H&R Block, Inc. (NYSE: HRB) has prepared more than 575 million tax returns worldwide since 1955, making it the country’s largest tax services provider. In fiscal 2011, H&R Block had annual revenues of nearly $3.0 billion and prepared more than 24.5 million tax returns worldwide, including Canada and Australia. Tax return preparation services are provided in company-owned and franchise retail tax offices by approximately 100,000 professional tax preparers, and through H&R Block At Home™ digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Online Press Center.